EXHIBIT 23.1


              Consent of Independent Public Auditor



     As independent public auditor, I hereby consent to the incorporation of my report dated January 23, 2002 included in the financial statements of Enon Microwave, Inc. as of December 31, 2001 and 2000 in the Form 8-K to be filed by Micronetics Wireless, Inc.


                                             /s/Paul Taylor
                                             PAUL TAYLOR


New York, New York
March 23, 2002